UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2020

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada	333-216868	32-0509577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296
 (Address of Principal Executive Offices) (Zip Code)

480-225-4052
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 12, 2020, Chee Corp., a Nevada corporation (the “Company”), filed a Form 8-K (the “Original Filing”) disclosing that it had entered into a Membership Interest Purchase Agreement, dated November 6, 2020 (the “Purchase Agreement), with Klusman Family Holdings, LLC, and Aaron Klusman, pursuant to which the Company agreed to purchase 100% of the membership interest in Klusman Family Holdings, LLC from Mr. Klusman, who is also Chief Executive Officer, Chairman of the Board, and a Director of the Company, for consideration consisting of payments totaling $1,500,000 and the issuance of 10,945,250 shares of common stock of the Company.

Subsequently, the parties decided to terminate the Purchase Agreement retroactively as of its date of entry and accordingly, on December 14, 2020, the parties executed a Termination Agreement terminating the Purchase Agreement. Pursuant to the Termination Agreement, the parties agreed that the Purchase Agreement was terminated as of the date of entry and void ab initio, and that all obligations and liabilities referred to therein are of no force and effect. Additionally, the parties mutually released each other party from all claims and liabilities stemming from entry into the Purchase Agreement prior to the date of the Termination Agreement.

The Company is now amending the Original Filing to disclose (i) that the Purchase Agreement has been terminated and is void ab initio, (ii) that the acquisition of assets disclosed therein has been cancelled, and (iii) that the issuance of shares of common stock of the Company disclosed therein has been rescinded.

Item 1.02
Termination of a Material Definitive Agreement

The entry into the Termination Agreement disclosed in the Explanatory Note above is hereby incorporated by reference. There are no early termination penalties resulting from entry into the Termination Agreement.

The parties are in ongoing negotiations regarding entry into a binding letter of intent with terms that are substantially similar as the Purchase Agreement, but there is no assurance this will occur. Mr. Klusman has retained $50,000 previously paid by the Company to Mr. Klusman in connection with the terminated Purchase Agreement, which will be held as a non-refundable, non-interest bearing advance against the purchase price under the binding letter of intent currently under negotiation.

The description of the Termination Agreement above is only a summary of the material terms of the agreement, does not purport to be a complete description of the agreement, and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)     Exhibits

10.1     Termination Agreement dated December 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

Chee Corp., a Nevada corporation

By: /s/ Mike Witherill
      Mike Witherill
      Secretary and Treasurer

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